Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 22, 2020, in the Registration Statement (Form S-1) and related Prospectus of Kymera Therapeutics, Inc. dated July 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

July 31, 2020